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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                  May 13, 2005

                          ----------------------------

                               CHISTE CORPORATION
               (Exact name of registrant as specified in charter)


                                     Nevada
         (State or other Jurisdiction of Incorporation or Organization)


       0-32065                                           86-0965692
(Commission File Number)                     (IRS Employer Identification No.)

                                 936A Beachland
                               Boulevard, Suite 13
                              Vero Beach, FL 32963
                         (Address of Principal Executive
                              Offices and zip code)

                                 (772) 231-7544
                             (Registrant's telephone
                          number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

      Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause Chiste's and HydroGen's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Chiste's and HydroGen's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Chiste's and HydroGen's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Chiste undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1 - Registrants' Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

      On May 13, 2005, Chiste Corporation, a Nevada corporation ("Chiste"), entered into an Exchange Agreement ("Exchange Agreement") with HydroGen, LLC, an Ohio limited liability company ("HydroGen"), certain members of HydroGen owning approximately 69.7% of HydroGen's currently outstanding membership interests, and Keating Reverse Merger Fund, LLC ("KRM Fund"). Under the Exchange Agreement, Chiste will, at closing, acquire all of the outstanding membership interests of HydroGen ("Interests") from the members of HydroGen ("HydroGen Members"), and the HydroGen Members will contribute all of their Interests to Chiste. In exchange, Chiste will issue to the HydroGen Members shares of Series B Convertible Preferred Stock, par value $0.001 per share, of Chiste ("Preferred Shares"), with each Preferred Share being convertible into 185.35215 shares of Chiste's common stock ("Conversion Shares"). As a condition of the closing of the transactions under the Exchange Agreement ("Closing"), all of the current members of HydroGen must execute or join the Exchange Agreement and agree to receive Preferred Shares in exchange for their Interests. Following the Closing, HydroGen, LLC will continue as a wholly-owned subsidiary of Chiste.

      Among the conditions to the Closing of the exchange transaction ("Exchange"), HydroGen will raise a minimum of $5,000,000 and a maximum of $10,000,000 in a private placement offering of Interests ("Placement") to accredited investors ("HydroGen Investors"). The holders of HydroGen's $2,000,000 of outstanding convertible bridge notes may convert their principal balances into Interests under the private placement, but any conversions will not count towards the minimum offering amount.


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      The HydroGen Investors will be required to execute or join the Exchange
Agreement as part of their investment and, accordingly, the Interests received by the HydroGen Investors will be exchanged for Preferred Shares pursuant to the terms of the Exchange Agreement.

      The consummation of the Placement is contingent on the completion of the Exchange and an additional $7,000,000 being invested in Preferred Shares of Chiste, promptly following the Exchange, by certain institutional investors ("Institutional Investors"). The proposed investment by the Institutional Investors ("Investment") will involve the purchase of Preferred Shares directly from Chiste promptly after the Exchange, and the purchase price of the Preferred Shares received by HydroGen Investors in the Placement as a result of the exchange of their Interests will be the same as the purchase price of the Preferred Shares paid by the Institutional Investors in the Investment.

      Upon completion of the Exchange, the Placement and the Investment, the Preferred Shares issued by Chiste to the HydroGen Members, the HydroGen Investors and the Institutional Investors will represent in the aggregate 95.175% of Chiste's issued and outstanding shares of common stock on a fully diluted and as-converted basis (without giving effect to certain outstanding Chiste warrants that will expire June 30, 2005). Accordingly, the current stockholders of Chiste will own 4.825% of the outstanding common stock (or, 9,396,629 shares of Chiste common stock) immediately after completion of these transactions on a fully diluted and as-converted basis.

      The issuance of the Preferred Shares in connection with the Exchange to the HydroGen Members and the HydroGen Investors and, upon conversion, the shares of Chiste common stock underlying the Preferred Shares, is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof. The Investment is being offered pursuant to an exemption from registration contained in Regulation D, only to accredited investors. The Preferred Shares and the shares of Chiste common stock underlying the Preferred Shares may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission ("Commission") or with any state securities commission in respect of this Offering. However, Chiste has agreed to register for public re-sale the common stock underlying the Preferred Stock issued in the Exchange held by certain HydroGen Members (none of which are the officers, directors or employees of HydroGen), the HydroGen Investors and the Institutional Investors.

      Chiste is presently authorized under its Certificate of Incorporation to issue 65,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Of the 10,000,000 shares of preferred stock authorized, 1,500,000 shares will be designated as Series B Convertible Preferred Stock pursuant to a certificate of designations ("Certificate of Designations"), which will be approved by Chiste's board of directors, and filed with and accepted by, the Secretary of State of the State of Nevada prior to the Closing of the Exchange. Currently, Chiste has 9,396,629 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

      Under the terms of the Exchange Agreement, all of the outstanding Interests held by HydroGen Members and HydroGen Investors will be exchanged for Preferred Shares. Each Preferred Share will be convertible into 185.35215 shares of Chiste's common stock (the "Conversion Rate"). The Preferred Shares will immediately and automatically be converted into shares of Chiste's common stock (the "Mandatory Conversion") upon the approval by a majority of Chiste's stockholders (voting together on an as-converted-to-common-stock basis), following the Exchange and the Investment, of a 1 for 25 reverse stock split of Chiste's outstanding common stock ("Reverse Split").


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

      The holders of shares of Series B Preferred Stock (including Institutional Investors acquiring such Preferred Shares following ht Exchange) will be entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Series B Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable as if converted at the record date. As such, immediately following the Exchange and the Investment, the HydroGen Members, HydroGen Investors and the Institutional Investors will have 95.175% of the total combined voting power of all classes of Chiste stock entitled to vote.

      Upon Mandatory Conversion of the Preferred Shares, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the HydroGen Members, HydroGen Investors and the Institutional Investors will, in the aggregate, receive approximately 7,414,086 shares of Chiste's common stock, representing 95.175% of the outstanding shares of Chiste's common stock immediately following the Mandatory Conversion on a fully diluted basis (without giving effect to the Chiste warrants expiring June 30, 2005). The existing stockholders of Chiste will, following the Mandatory Conversion and Reverse Split, own approximately 375,865 shares of Chiste's common stock, representing 4.825% of the outstanding shares of common stock on a fully diluted basis.

      In connection with the Reverse Split, Chiste's board of directors may, in its discretion, provide special treatment to certain Chiste stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event Chiste's board determines to provide such special treatment, Chiste stockholders holding 2,500 or fewer shares of common stock but at least 100 shares of common stock will receive 100 shares of common stock after the Reverse Split, and persons holding less than 100 shares of common stock would not be affected. The terms and conditions of special treatment afforded to Chiste stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Chiste's board of directors.

      Effective as of the Closing of the Exchange transaction, and subject to applicable regulatory requirements, including the preparation, filing and distribution to the Chiste stockholders of a Schedule 14(f)-1 Notice to Stockholders at least ten (10) days prior to Closing, Kevin R. Keating, Chiste's current sole officer and director will resign, and the newly-appointed directors of Chiste will consist of two member of HydroGen's current management, Leo Blomen and Joshua Tosteson, two directors to be designated by Messrs. Blomen and Tosteson, and one member to be designated by KRM Fund (the "KRM Designate"). KRM Fund, certain HydroGen Members, the HydroGen Investors and the Institutional Investors, such persons in the aggregate representing more than a majority of the outstanding shares entitled to vote, have each agreed to vote their shares of Chiste's voting securities: (i) to elect the KRM Designate to Chiste's board for a period ranging from 90 days to one year following the Closing and to vote for such other persons that may be designated by Messrs. Blomen and Tosteson to fill any vacant position on the board of directors (other than KRM Designate), and (ii) to approve the Reverse Split and the change of Chiste's corporate name (collectively, the "Actions").


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

      In connection with the Exchange Agreement, from the signing of the agreement until its termination or the consummation of the exchange transaction, KRM Fund has entered into a voting agreement with HydroGen under which (i) it agrees not to sell, pledge or otherwise dispose of any or all of its shares of common stock of Chiste or deposit them in a voting trust or enter into any other voting agreement, and it will vote or consent in favor of the adoption of the Exchange Agreement and the exchange transaction, if necessary, and against any merger, consolidation, sale of assets, recapitalization or other business combination other than the transaction with HydroGen. KRM Fund has granted to HydroGen a proxy in the event they do not take action to vote as provided above so that HydroGen may act in its stead. Nothing in the voting agreement will prevent any director of Chiste, whether an affiliate of KRM Fund or not, from exercising its fiduciary duty under Nevada law.

      Additional information concerning Leo Blomen and Joshua Tosteson and the other directors to be designated by the parties will be included in the Schedule 14(f)-1 Notice to Stockholders which will be filed with the SEC and mailed to stockholders at least ten (10) days prior to the Closing of the Exchange.

      At or prior to the Closing, Chiste will also enter into a certain financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, under which Keating Securities will be compensated by Chiste for its advisory services rendered to Chiste in connection with the Exchange. The transaction advisory fee will be $325,000, with the payment thereof being subject to the Closing of the Exchange.

      Each of Chiste and HydroGen has agreed to continue to operate their business in the ordinary course prior to the Exchange. In addition, HydroGen is able to pursue the Placement and take the actions necessary to effect the Exchange and Chiste is able to pursue the Investment.

      Under the Exchange Agreement, each of Chiste and HydroGen has agreed to do certain things, some of which are conditions to the exchange transaction. Each company is obligated to (a) obtain all necessary approvals, which includes approval by the members of HydroGen for various aspects of the transaction, (b) HydroGen is required to obtain agreements from its members to exchange their Interests and to amend all outstanding agreements to acquire Interests to substitute shares of Preferred Stock or common stock of Chiste in connection with any options, warrants and convertible securities and other agreements, (c) HydroGen must enter into agreements to eliminate any existing pre-emptive rights for Interests, (d) give the other access to the records and personnel to complete due diligence review, (e) proceed expeditiously to undertake all actions so as to be able to consummate the Exchange, (d) HydroGen must deliver audited financial statements including a balance sheet as of December 31, 2004 and statements of operations, cash flows and stockholders' equity from inception to December 31, 2004 and unaudited financial statements of HydroGen for the quarter ended prior to the Closing, and (e) neither party will solicit or initiate proposals from, provide information to or hold discussions with any party concerning any sale of assets or any material portion of any capital stock or any merger, consolidation, business combination, liquidation or similar transaction, subject to the fiduciary obligations of directors generally.

      Consummation of the Exchange is conditioned upon the minimum amount of the Placement being held in escrow and available at the time of the consummation of the Exchange. Consummation of the Exchange is also contingent upon tax counsel to HydroGen issuing its opinion that the transaction will not be taxable to the holders of Interests (including the Interests sold in the Placement) pursuant to
Section 351 of the Internal Revenue Code. Hydrogen also will have entered into employment agreements with its senior executives. The management persons will have entered into a voting agreement, similar to that agreed to by the HydroGen Investors in the Placement, to vote in favor of the Actions following the Exchange and for the KRM Designate for a period of one year after the closing of the Exchange. In addition to the foregoing conditions, the Exchange is conditioned upon (i) preparation, filing and distribution to the Chiste stockholders of a Schedule 14(f)-1 Notice to Stockholders, and (ii) continued quotation of Chiste's common stock on the Over-the-Counter Bulletin Board.

      Except for the representations and warranties relating to the ownership of the Interests (including the Interests sold in the Placement) which survive the consummation of the Exchange, the representations and warranties of all the parties to the Exchange Agreement do not survive the closing.

      The Exchange Agreement may be terminated as follows: (i) by mutual consent, (ii) by either party if the Exchange is not consummated by June 15, 2005, (iii) by either party if the Exchange is prohibited by issuance of an order, decree or ruling, (iv) by either party if the other is in material breach of any representation, warranty, covenant or agreement, or (v) by Chiste if HydroGen is not able to obtain the agreement of each HydroGen Member and each HydroGen Investor to join in the Exchange Agreement and agree to transfer their Interests to Chiste in the Exchange. In the event of termination, both parties are responsible for their expenses, except that Chiste may retain a $50,000 deposit paid by HydroGen in the event that the termination is for a breach by HydroGen or failure to obtain the agreement of all of the HydroGen Members to join in the Exchange Agreement or convey their Interests.

      Because an integral part of the Exchange and a condition to the Placement is the completion of the Investment in the Preferred Stock by the Institutional Investors, which itself is contingent on the consummation of the Exchange and the minimum amount being received under the Placement in escrow, the Investment will be made after the Closing of the Exchange. The Investment must be subscribed and funded within three days of the Closing of the Exchange. If the Institutional Investors do not subscribe for $7,000,000 of Preferred Shares and fund the subscription within such three day period, then the Exchange will be rescinded, and the Placement cancelled with the escrowed subscriptions for Interests returned to the HydroGen Investors, without interest or deduction. Additionally, in the event of a rescission of the Exchange, all other aspects of the Exchange will be cancelled and the HydroGen Members restored to their relative ownership and positions in HydroGen and of Interests in HydroGen as it was immediately prior to the Exchange.

      The directors of Chiste have approved the Exchange Agreement and the transactions contemplated thereunder. The managers of HydroGen have approved the Exchange Agreement and the transactions contemplated thereunder, and members owning approximately 69.7% of HydroGen's outstanding Interests have executed the Exchange Agreement . The parties expect the closing of the transactions under the Exchange Agreement to occur on or about June 15, 2005. However, there can be no assurances that the Exchange will be completed.

      On March 28, 2005, in its Current Report on Form 8-K dated March 24, 2005, Chiste reported the execution of a letter of intent to acquire HydroGen.

      Kevin R. Keating is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, which is the current majority stockholder of Chiste, and Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC. Kevin
R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of Chiste's common stock owned by KRM Fund. Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of Chiste's common stock currently owned by Kevin R. Keating.

Business of Chiste

      Chiste is currently a public "shell" company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Chiste would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

Business of HydroGen

      HydroGen is a development stage company, organized in 2001 and established as a limited liability company in January 2002. One of the founding members contributed various intellectual property assets and technologies which it had acquired from Westinghouse Electric Corporation, some of which were developed under a Department of Energy (DOE) sponsored research and development program.

      HydroGen was established to be a developer of multi-megawatt fuel cell systems utilizing its proprietary 400 kilowatt (kW) phosphoric acid fuel cell
(PAFC) technology. HydroGen is positioning itself to compete in the rapidly growing distributed generation market, by offering complete fuel cell systems in the 6-30 megawatt (MW) range at prices that HydroGen's management believes will be competitive with incumbent generating technologies in this size class, and significantly lower than other fuel cell technologies.

      HydroGen's technology and approach are unique because air-cooled PAFC fuel cells are used, and the individual fuel cell stacks are detached from the hydrogen source. HydroGen's management believes this approach will result in significant cost savings, since air-cooled stacks are inherently simple to manufacture, and because HydroGen's fuel cell power plants can utilize either mature, large-scale hydrogen plant technology or existing hydrogen infrastructure to supply hydrogen to the fuel cell stacks.


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

      HydroGen's products provide close to zero-emission, net water-generating, reliable, high-quality electric power from hydrogen. These products address directly the problems associated with the current inefficient, centralized, combustion-based energy system by offering economically competitive fuel cell systems that will accelerate market entry of the "hydrogen economy."

      Target markets for HydroGen systems include the general industrial cogeneration market, grid support and distributed generation for utilities, educational and municipal institutions seeking clean power, and niche markets associated with the existing global hydrogen production infrastructure. HydroGen has done extensive market research, supported in part by the DOE, and is working in partnership with major industrial gas companies, utilities, chemicals companies, and select government facilities to identify project locations for HydroGen's early series of units.

      Hydrogen's intellectual property includes certain rights and manufacturing assets for the 400 kW, air-cooled PAFC technology developed by Westinghouse and represented by a revocable, non-exclusive license to use all technology developed pursuant to the DOE sponsored program. In addition, Westinghouse undertook its own development of module designs and manufacturing plans, and constructed a manufacturing facility and working prototype module. During this manufacturing and prototype program, Westinghouse privately developed recipes, processes and plans for designing and manufacturing phosphoric acid fuel cells. That intellectual property, maintained by Westinghouse as trade secrets, has been transferred to the HydroGen along with all of Westinghouse's rights to the technology developed under the DOE research and development program, and has since been maintained as closely held secrets.

      Most of HydroGen's core intellectual property has been maintained as trade secrets, which are kept in the form of drawings, recipes, process descriptions and other writings. HydroGen has kept, and intends to continue to keep, these secrets closely guarded, distributing them on a need to know basis only, and implementing strict confidentiality and non-use agreements when disclosure is necessary.

      Although most of the core technology has been maintained as trade secrets, Westinghouse applied for and received patents from time to time related to the technologies. These were all subsequently assigned to the DOE. A non-exclusive license to use these patents has been assigned, to HydroGen. Although, most of the DOE patents have expired or were allowed by the DOE to lapse, the DOE did maintain four key patents, which remain in effect today. HydroGen has submitted an application to the DOE for an exclusive license for the continuing patents. The application is now under DOE review, which review includes a 30 day public comment period before the DOE can grant the exclusive license. If the DOE is unable to grant the exclusive license, HydroGen will be able to continued use the patents on a non-exclusive, licensed basis.

      HydroGen occupies approximately 30,000 square feet of manufacturing facilities in Jefferson Hills, PA (near Pittsburgh), and operates them as its pilot manufacturing plant. Hydrogen intends to use some of the capital it proposes to raise to increase the production capacity of this facility from the current 2MW/year capacity to 4-5 MW/year. The facility includes production equipment for the electrodes, graphite plates, stacks, and various non-repeating components of the fuel cells and fuel cell stacks. The long-term plan is to expand production by deploying an automated manufacturing plant capable initially of producing 25MW (62 modules) per year, and later 100MW (250 modules) per year.


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

      HydroGen's business model is to sell on a turnkey basis 6-30MW power plants, based on a standardized 2MW power island consisting of five of its 400kW modules. Additionally, HydroGen plans to generate recurring revenues from the sale of operations and maintenance services and ongoing lease revenues for the 400kW modules which must be replaced every 40,000 hours initially.

      There are many risks associated with the business of HydroGen, some of which are indicated below. HydroGen is a development stage company with a limited operating history on which it may be analyzed. HydroGen will be exposed to all the risks of establishing a new business in a developmental field, including finding appropriate personnel, managing development of its products and marketing efforts, and managing its capital resources and future funding. The intellectual property rights held by Hydrogen may require additional development which may require additional unplanned expense, and solving unanticipated engineering problems. HydroGen does not have experience in manufacturing fuel cell power plants on a commercial basis, and therefore, it may not be able to achieve market driven production standards and production volumes required to operate cost effectively. The principal intellectual property rights were developed by Westinghouse and the DOE, and there are some uncertainties as to the sufficiency and scope of those rights evidenced in the change of assignments and licenses. Others may assert interests in the HydroGen intellectual property rights which may impede or limit HydroGen's ability to capitalize on them. There could be barriers to obtaining customers because electric utility companies charge fees to industrial customers for disconnecting from the grid, for using less electricity or using the grid as a backup source. Because the HydroGen technology is new, it may not be readily accepted in the market place. HydroGen will require substantial capital to fully develop its business plan, which capital may not be available in the future or might be available only on terms that are not economic or subject to many conditions and limitations. From time to time and for various aspects of its operations, HydroGen will need to obtain permits and other government approvals which if not obtained on a timely basis will cause additional costs or limit or prevent required operations. There is much competition in the energy industry from conventional sources (i.e. combustion power generation manufacturers and renewable energy developers) and new alternative technologies (i.e. molten carbonate fuel cells, solid oxide fuel cells, and biomass energy sources), all of which will impact on HydroGen's ability to obtain a market presence and win customers. Any one or more of the above identified risks may affect the business operations adversely or require capital that may not be available when required, with the effect of an adverse economic impact on HydroGen and a loss of value in an investment in the parent holding company.

      Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements of business acquired. None.

      (b) Pro forma financial information. None.

      (c) Exhibits.

          2.2 Exchange Agreement by and between Chiste Corporation, HydroGen, LLC, and certain members of HydroGen, LLC dated May 13, 2005.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Chiste Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Chiste Corporation


Date: May 18, 2005            By: /s/ Kevin R. Keating
                                  ---------------------------------------------
                                  Kevin R. Keating, President and Sole Director

                                  EXHIBIT INDEX


Exhibit Number                                  Description of Exhibit
--------------                                  ----------------------

     2.2 Exchange Agreement by and between Chiste Corporation, HydroGen, LLC, and certain members of HydroGen, LLC dated May 13, 2005.


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